Exhibit 99.1

NEWS RELEASE

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, Vice President Marketing

Phone: (920) 652-3274

dweyker@bankfirst.com

Company Release – 7/26/2022

Bank First Corporation Signs Definitive Agreement to Acquire Hometown Bancorp, Ltd

Highlights of the Announced Transaction

▪	Both companies share a relationship-based philosophy focused on providing personalized products and services to the communities they serve.
▪	Strengthens Bank First’s franchise through a larger branch network and greater market share in central Wisconsin.
▪	The combined organization’s scale will increase lending capacity to Hometown customers, allowing its team of bankers to service larger relationships at the local level.
▪	Leverages the operational strengths of both institutions, increasing shareholder value.
▪	Tim McFarlane, President & CEO of Hometown, to join Bank First as President and will join the Board of Directors of Bank First, N.A. He will also be nominated to the Bank First Corporation Board of Directors.

MANITOWOC, Wis. and FOND DU LAC, Wis., July 26, 2022 /PRNewswire/ -- Bank First Corporation (Nasdaq: BFC) (“Bank First” or “the Company”), the holding company of Bank First, N.A., announced today the signing of an Agreement and Plan of Merger with Hometown Bancorp, Ltd. (“Hometown”), parent company of Hometown Bank, a Wisconsin state-chartered bank, under which Bank First has agreed to acquire 100% of the common stock of Hometown in a combined stock-and-cash transaction.

Under the terms of the Agreement and Plan of Merger, each Hometown shareholder will have the option to receive either $29.16 in cash or 0.3962 of a share of Bank First’s common stock in exchange for each share of Hometown common stock, subject to customary proration and allocation procedures, such that no less than 70% of Hometown shares will receive stock consideration and no greater than 30% will receive cash consideration. The aggregate consideration is valued at approximately $124 million, based on the closing price of Bank First common stock as of July 22, 2022 of $75.23 per share.

Bank First’s focus on providing innovative products and services will allow the customers of Hometown to benefit from a wide array of retail banking products and loan programs tailored to the unique needs of each individual or family.

Hometown shareholders and customers will also benefit from Bank First’s 49.8% ownership of UFS, LLC, a bank technology outfitter, which provides digital, core, cybersecurity, managed IT, and cloud services to banks in the Midwest. Bank First’s relationship with UFS creates opportunities to access the latest advancements in banking technology at a faster rate than its peers.

Mike Molepske, President and Chief Executive Officer of Bank First stated, “We are excited to welcome Tim McFarlane and the relationship focused team of bankers at Hometown to Bank First. I've had the pleasure of knowing Tim throughout my banking career and working with him as well. I am looking forward to collaborating with Tim and his team as we combine our organizations. Together, we will provide exceptional value to our employees, customers, and shareholders.”

“Our organizations’ shared values make this partnership a natural fit,” stated Tim McFarlane, President and Chief Executive Officer of Hometown. “By joining with Bank First, we found an opportunity to align with a partner that shares our passion for providing personalized customer service and shows a genuine concern for the well-being of our employees, customers, and communities. We see a great opportunity to complement Bank First’s strengths while leveraging their capabilities to add value to our customers in the form of leading-edge technology and a large breadth of retail and business offerings.”

Upon completion of the merger, Tim McFarlane will assume the role of President and will join the Board of Directors of Bank First, N.A. He will also be nominated to the Bank First Corporation Board of Directors. Mike Molepske will continue serving as Chief Executive Officer and Chairman of the Boards of Directors of Bank First Corporation and Bank First, N.A.

The Boards of Directors of Bank First and Hometown have approved the Agreement and Plan of Merger. The closing of the transaction is expected to be in the fourth quarter of 2022, subject to customary closing conditions, including regulatory approval, approval by Hometown’s shareholders, and obtaining a conversion date from UFS and Fiserv.

As of June 30, 2022, Hometown had approximately $627.6 million in consolidated assets, $421.2 million in gross loans, $538.7 million in deposits and $65.5 million in consolidated stockholders’ equity. Based on the financial results as of June 30, 2022, the combined company, inclusive of projected balances to be acquired from the proposed acquisition of Denmark Bancshares, Inc., will have total assets of approximately $4.3 billion, loans of approximately $3.3 billion and deposits of approximately $3.7 billion.

Piper Sandler & Co. served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Reinhart Boerner Van Deuren, s.c. served as legal counsel to Hometown.

Bank First Corporation

Bank First Corporation is a bank holding company headquartered in Manitowoc, Wisconsin with total assets of approximately $2.9 billion. Its principal activity is the ownership and operation of Bank First, a nationally-chartered community bank that operates 21 banking centers serving Wisconsin. The bank’s history dates back to 1894 when it was founded as the Bank of Manitowoc. For more information on Bank First, please visit bankfirst.com.

Hometown Bancorp, Ltd

Hometown Bancorp, Ltd is a bank holding company headquartered in Fond du Lac, Wisconsin with total assets of approximately $627.6 million. Its principal activities are the ownership and management of its wholly owned subsidiary, Hometown Bank. The bank generates commercial, mortgage and consumer loans and offers various deposits and savings plans to customers located primarily within central and northeastern Wisconsin. For more information on Hometown, please visit htbwi.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Hometown’s business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of Hometown, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by Bank First to obtain required regulatory approvals of the merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of Hometown’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First’s issuance of additional shares of its common stock in the merger transaction, and (13) the successful and timely closing of the pending acquisition of Denmark Bancshares, Inc., and (14) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Bank First’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Hometown undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release or any related documents, Bank First and Hometown claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful. In connection with the proposed merger, Bank First will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Hometown, and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, HOMETOWN AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Hometown seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge on the Investor Relations page of Bank First’s website at https://ir.bankfirst.com/financial-information/regulatory-filings/default.aspx, or by directing a written request to Bank First Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First’s telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, Hometown and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Hometown in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found on Bank First’s Investor Relations page at https://ir.bankfirst.com/corporate-profile/officers-directors/default.aspx.

Contacts

Bank First: Mike Molepske, Chairman, President & CEO, at mmolepske@bankfirst.com or (920) 652-3202

Hometown: Tim McFarlane, Chairman, President & CEO, at tmcfarlane@htbwi.com or (920) 907-0862